Exhibit 3.33

DELL MARKETING LP L.L.C.

CERTIFICATE OF FORMATION

This Certificate of Formation of Dell Marketing LP L.L.C. (the “Company”) is being executed and filed by the undersigned to form a limited liability company under the Delaware Limited Liability Company Act.

1.	The name of the limited liability company formed hereby is “Dell Marketing LP L.L.C.”

2.

The address of the registered office of the Company in the State of Delaware and County of New Castle is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The registered agent for service of process on the Company at such registered office is Corporation Service Company.

In witness whereof, the undersigned has executed this Certificate of Formation by and through its duly authorized officer on June 18, 2003.

DELL MARKETING CORPORATION

By:	/s/ THOMAS H. WELCH, JR.
Thomas H. Welch, Jr.
Vice President and Assistant Secretary

CERTIFICATE OF MERGER

MERGING

DELL CATALOG SALES LP L.L.C.

INTO

DELL MARKETING LP L.L.C.

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Act, the undersigned limited liability company executed the following Certificate of Merger:

FIRST: That the name of the surviving limited liability company is Dell Marketing LP L.L.C., a Delaware limited liability company, and the name of the limited liability company being merged into this surviving limited liability company is Dell Catalog Sales LP L.L.C., a Delaware limited liability company.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the sole member of each limited liability company.

THIRD: The name of the surviving limited liability company is Dell Marketing LP L.L.C.

FOURTH: The merger is to become effective at 12:00 a.m., Eastern time, on November 4, 2006.

FIFTH: That the executed Agreement of Merger is on file at the office of the surviving limited liability company at Little Falls Centre II, 2751 Centerville Road, Suite 310, Wilmington, DE 19808.

SIXTH: A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of the constituent limited liability companies.

IN WITNESS WHEREOF, Thomas H. Welch, Jr., Director of Dell Global B.V., the sole member of Dell Marketing LP L.L.C., has caused this Certificate of Merger to be executed by its duly authorized officer this 3rd day of November 2006.

Dell Global B.V., as sole member

By:	/s/ Thomas H. Welch, Jr.
Name: Thomas H. Welch, Jr.
Title: Director

CERTIFICATE OF MERGER

MERGING

DELL MARKETING USA LP L.L.C.

(a Delaware Limited Liability Company)

INTO

DELL MARKETING LP L.L.C.

(a Delaware Limited Liability Company)

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Act, the undersigned limited liability company executed the following Certificate of Merger:

FIRST: That the name of the surviving limited liability company is Dell Marketing LP L.L.C., and the name of the limited liability company being merged into this surviving limited liability company is Dell Marketing USA LP L.L.C.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the sole member of each limited liability company.

THIRD: The name of the surviving limited liability company is Dell Marketing LP L.L.C.

FOURTH: The merger is to become effective at 12:01 a.m., Central time, on June 12, 2010.

FIFTH: That the executed Agreement of Merger is on file at the office of the surviving limited liability company at One Dell Way, Round Rock Texas 78682.

SIXTH: A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of the constituent limited liability companies.

IN WITNESS WHEREOF, Janet B. Wright, Vice President and Assistant Secretary of Dell Marketing Corporation, the sole member of Dell Marketing LP L.L.C., has caused this Certificate of Merger to be executed by its duly authorized officer this 10th day of June 2010.

Dell Marketing Corporation

By:	/s/ Janet B. Wright
Name: Janet B. Wright
Title: Vice President and Assistant Secretary